EXHIBIT 5.1
June 17, 2009
Craftmade International, Inc.
650 South Royal Lane
Coppell, Texas 75019

Re:	Registration Statement on Form S-8
Gentlemen:
We have acted as counsel for Craftmade International, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to an aggregate of 400,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, for issuance pursuant to the Craftmade International, Inc. 2006 Long-Term Incentive Plan (the “Plan”).
In rendering the opinions set forth herein, we have reviewed the Registration Statement, the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinions hereinafter expressed. As to the various questions of fact material to the opinions expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.
In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.
On the basis of the foregoing, it is our opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,
/s/ Haynes and Boone, LLP
Haynes and Boone, LLP